UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of l934

September 18, 2008

Date of report (Date of earliest event reported)

Avicena Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-51610	04-3195737
(Commission File Number)	(IRS Employer Identification No.)

228 Hamilton Avenue, Third Floor, Palo Alto, California 94301

(Address of Principal Executive Offices) (Zip Code)

(415) 397-2880

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 18, 2008, Avicena Group, Inc. (the “Company”), consummated a private placement financing transaction with eleven institutional and accredited investors located outside the U.S. (the “Investors”). The Company received total gross proceeds of $1,000,000 from the financing in three traunches: $100,000 was received as an advance on March 20, 2008; $600,000 was received as an advance on April 8, 2008; an additional $300,000 was received on September 12, 2008. The Company and each of the Investors entered into a subscription agreement for the Company’s Series D Convertible Preferred Stock with a deemed effective date of September 18, 2008 (the “Securities Purchase Agreement”), the form of which is included as Exhibit 10.1 to this Current Report. Pursuant to the Securities Purchase Agreement, the Company offered and sold to the Investors (i) 200 shares of its newly designated Series D Convertible Preferred Stock (the “Series D Preferred Stock”), and (ii) warrants exercisable for shares of the Company’s common stock, the form of which is included as Exhibit 4.1 to this Current Report (the “Series D Warrant”, and together with the Series D Preferred Stock, the “Units”).

The purpose of the financing was to meet immediate cash needs of the Company and obtain additional product so that the Company can continue its Clinical Trials. The Company will need to raise additional capital to fund its ongoing operations, reduce its liabilities, and carry out its business plans. Any such capital raised will likely be highly dilutive to current stockholders. Additional funds may not be available on acceptable terms, if at all. The Company’s failure to raise capital when needed and on acceptable terms would require it to reduce operating expenses, delay or reduce the scope of or eliminate one or more of the Company’s development programs and would limit its ability to respond to competitive pressures or unanticipated requirements and to continue operations. Any one of the foregoing would have a material adverse effect on the Company’s business, financial condition and results of operations.

The Company does not have enough authorized, unissued shares of its Common Stock available to convert all of its currently outstanding Preferred Stock and other convertible securities and warrants (including the Series D Warrants). Under the Securities Purchase Agreement, the Company agreed to use best efforts as soon as reasonably practicable following the Financing to seek stockholder approval for, among other things, amending the certificate of incorporation to increase its authorized capital stock to a number the sufficient to enable the conversion into Common Stock of all of the Series D Preferred Stock.

The following summary descriptions of the material agreements entered into in connection with this financing are qualified in their entirety by reference to the copies of respective agreements filed as exhibits to this Current Report on Form 8-K.

Securities Purchase Agreement

The Securities Purchase Agreement provides for the sale of Units, at a purchase price of $5,000 per Unit. Each Unit consists of a share of Series D Preferred Stock having a stated value of $5,000 per share and (ii) a Series D Warrant to purchase 650,000 shares of the Company’s Common stock at a per share exercise price of $0.04. In the closing, which occurred on September 18, 2008, the Company sold 200 Units for a purchase price of $1,000,000. Each share of Series D Preferred Stock is convertible into 1,000,000 shares of the Company’s Common Stock. The remainder of the Series D Preferred Stock and related Series D Warrants may be sold at any time, subject to the written consent of a majority of the holders of the Units issued pursuant to the Securities Purchase Agreement. The Company also agreed that until such time as a new financing in excess of $10,000,000 of the Company’s equity securities is obtained, if the conversion prices of the Company’s Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock is reduced below $0.05 per share, other than through stock splits, combinations or the like, then the Company will similarly reduce the conversion price of its Series D Preferred Stock such that the percentage ownership previously held by the holders of the Series D Preferred Stock is not reduced relative to that of the holders of the Company’s other Preferred Stock.

Series D Warrants

The Series D Warrants may be exercised to purchase up to a number of shares of Common Stock equal to sixty-five percent (65%) of the number of shares of Common Stock issuable upon conversion of such Investor’s shares of Series C Preferred Stock. The Series D Warrants have a term of five years from the date of issuance and have an initial exercise price of $0.04, subject to adjustment for recapitalizations, reclassifications or similar transactions. The Series D Warrants can be exercised for cash, by cashless exercise, or a combination of the foregoing methods.

Service Agreement

Pursuant to a letter agreement dated as of September 10, 2007, with Ethos Global Management (“EGM”), the Company paid EGM a success fee of at $100,000 in consideration of EGM’s services in support of the financing transaction. If the Company sells additional shares of Series D Preferred Stock, EGM shall be entitled to additional compensation. The EGM agreement is included as Exhibit 10.4 to this Current Report.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Due to a lack of sufficient working capital and resources required to prepare the Company’s financial statements, and because the Company has recently devoted substantial time and effort to the private placement and to other corporate activities, the Company has been unable to prepare and file its Form 10-Q for the period ended June 30, 2008, which was due no later than August 14, 2008, without unreasonable effort or expense. It is uncertain when the Company will be able to file this report.

The Company’s failure to file the Form 10-Q On a timely basis, and the resulting delisting from the OTCBB, may have created events of Default or Events of Failure under the terms of the Company’s Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock. Certain of these potential defaults and failures grant the holders the right to demand the Company immediately redeem the Preferred Stock and pay certain related fees and penalties in Common Stock or cash. Certain of these potential defaults and failures also grant the holders the right to convert the Preferred Stock at the most recent current market price or lower. As of the date of this filing, the Company has not received any demands from the holders of its Preferred Stock for redemption.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The Company is no longer eligible to have its securities quoted on the National Association of Securities Dealers Automated Quotation System Over the Counter Bulletin Board (“OTCBB”) as a result of the Company’s failure to timely file its most recent Form 10-Q. The Company’s securities were removed from the OTCBB effective as of September 19, 2008. The Company now expects to be quoted on the Pink Sheets, an electronic quotation service for securities.

Item 3.02	Unregistered Sales of Equity Securities

The disclosures under Item 1.01 above are incorporated into this Item 3.02 by reference.

The Company offered the Series D Preferred Stock and Series D Warrants to a limited number of institutional and accredited investors in a transaction intended to be exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, as a transaction by the Company not involving a public offering, and in compliance with Regulation D promulgated thereunder. The Company is relying, in part, upon certain representations, warranties and covenants of the Investors contained in the Securities Purchase Agreement signed by them to claim these exemptions. The Company did not engage in any advertising or general solicitation in connection with these sales. The Company paid an aggregate of $100,000 in commissions and placement agent fees to EGM in connection with the financing.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Amended and Restated Certificate of Designation of the Relative Rights and Preferences of the Series D Convertible Preferred Stock (the “Certificate”)

The Company filed the Certificate with the Secretary of State of Delaware on September 18, 2008 in order to facilitate the private placement financing described under Items 1.01 and 3.02 above. The Certificate authorizes the issuance of up to a maximum of 1,200 shares of the Series D Preferred Stock. The Series D Preferred Stock ranks subordinate to the Company’s Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock. It ranks senior to the shares of Common Stock with respect to distribution of assets upon liquidation, dissolution or winding up of the Company whether voluntary or involuntary.

The shares of Series D Preferred Stock are entitled to vote on all matters upon which the Company’s Common Stock is entitled to vote. Each holder of the Series D Preferred Stock is entitled to the number of votes equal to the number of shares of Common Stock into which the shares of Series D Preferred Stock could then be converted. The shares of the Series D Preferred Stock are also entitled to class voting rights. As long as any shares of the Series D Preferred Stock remain outstanding, the consent of at least 75% of the holders of the Series D Preferred Stock is required to: (i) amend the Series D Preferred Stock Certificate of Designations; (ii) create a new class of stock that would rank senior to or pari passu to the Series D Preferred Stock; (iii) voluntarily file for bankruptcy; (iv) liquidate the Company’s assets; (v) materially change the nature of the Company’s business; (vi) repurchase, redeem or pay dividends on, shares of Common Stock or any other shares of the Company’s Junior Stock; (vii) amend the Certificate of Incorporation or By-Laws of the Company so as to affect materially and adversely any right, preference, privilege or voting power of the Series D Preferred Stock; (viii) or reclassify the Company’s outstanding securities.

The Series D Preferred Stock is convertible into Common Stock at a conversion price of $0.005 per share of Common Stock, subject to adjustment for subsequent stock splits, stock dividends and similar events and subject to anti-dilution adjustments as set forth in the Certificate of Designation. The Series D Preferred Stock is also subject to automatic conversion to the Company’s Common Stock upon an affirmative vote of not less than 50% of the outstanding shares of the Company’s Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock, voting as a single class and subject to the availability of a sufficient number of authorized but unissued shares of Common Stock.

The holders of the Series D Preferred Stock are entitled to nominate one member to the Company’s Board of Directors (“Series D Director”). On September 12, 2008, Ryan Kiss was appointed to the Company’s Board of Directors. The Company was informed subsequently by holders of at least 75% of the Series D Preferred Stock that Mr. Kiss is to be the designated Series D Director. The Series D Director is required to approve any expenditure in excess of $10,000 or in excess of 5% of the approved budget

Item 8.01	Other Events

Letters of Intent

In connection with the issuance of its Series D Preferred Stock, and as part of the Company’s efforts to simplify its capital structure and raise additional capital, the Company has entered into separate non-binding commitments with certain holders of its Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock. Under the terms of these non-binding commitments, the holders of the Preferred Stock will convert their shares of Preferred Stock into shares of the Company’s Common Stock at a conversion price of $0.05 per share in connection with the closure of a future equity financing with potential new investors. In connection with these non-binding commitments, the Company also expects to reduce the exercise price of the warrants associated with the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock to $0.04 per share.

This Current Report may contain forward-looking statements. The Company wishes to caution readers that certain important factors may have affected and could in the future affect the Company’s actual results and could cause the Company’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. The Company’s ability to raise capital necessary to continue to fund operations is subject to various factors, and it cannot guarantee that it will be able to successfully close additional financings within the timelines and in the amounts desired or necessary to continue operations, on terms acceptable to the Company, or at all. If the Company is unable to raise necessary capital, it will need to reduce operating expenses, delay or curtail current business plans, and its ability to continue operations would be limited, all of which would have a material adverse effect on the Company’s business, financial condition and results of operations. Even if the Company raises additional capital, there can be no assurance that such capital will be sufficient to fund the Company’s operations as planned or that the Company will not have other unanticipated cash needs in the near term. This Current Report is qualified in its entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission filings, including in its Quarterly Report on Form 10-Q for the period ended March 31, 2008.

Item 9.01	Financial Statement and Exhibits.

(d) Exhibits.

3.1	Certificate of Designation of the Relative Rights and Preferences of the Series D Convertible Preferred Stock of the Company

4.1	Form of Series D Warrant

10.1	Securities Purchase Agreement, dated as of September 18, 2008, between the Company and the Investors

10.4	Letter Agreement dated as of September 10, 2007 between the Company and Ethos Global Management

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2008

AVICENA GROUP, INC.:

By:	/s/ Belinda Tsao-Nivaggioli
Belinda Tsao-Nivaggioli
Chief Executive Officer and Chairman

EXHIBIT INDEX

3.1	Amended and Restated Certificate of Designation of the Relative Rights and Preferences of the Series D Convertible Preferred Stock of the Company

4.1	Form of Series D Warrant

10.1	Securities Purchase Agreement, dated as of September 18, 2008, among the Company and the Investors

10.4	Letter Agreement dated as of September 10, 2007, between the Company and Ethos Global Management